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                                                               Exhibit 23.(d)3.

                         INTER-SERIES TRANSFER AGREEMENT
                          INVESTMENT ADVISORY AGREEMENT

         This Inter-Series Transfer Agreement by and between Vantage Investment Advisers ("Vantage") and Delaware Management Company ("DMC"), both of which are a separate series of Delaware Management Business Trust ("DMBT") shall be effective as of May 1, 2002.

                                    RECITALS:

         WHEREAS, DMBT is a multi-series business trust registered with the Securities and Exchange Commission as an investment adviser;

         WHEREAS, both Vantage and DMC are series of DMBT;

         WHEREAS, Vantage intends to transfer its obligations under the Investment Advisory Agreement dated December 14, 1981 (the "Agreement") between Vantage (the "Adviser") and Lincoln National Special Opportunities Fund, Inc. (the "Fund") to DMC effective May 1, 2002;

         WHEREAS, this transfer does not result in a transfer of the Agreement from one registered investment adviser to another, or a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended; and

         WHEREAS, the described transfer of advisory obligations from Vantage to DMC was approved by the Board of Directors of the Fund;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Agreement previously in effect between Vantage and the Fund is hereby transferred to DMC, and all references to Vantage shall be replaced with references to DMC.

2. DMC agrees to perform and be bound by and assumes all of the terms of the Agreement and the obligations and duties of Vantage thereunder.

3. The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Inter-Series Transfer Agreement as of the date set forth above.

VANTAGE INVESTMENT ADVISERS,                     DELAWARE MANAGEMENT
a series of Delaware Management Business Trust   COMPANY, a series of Delaware
                                                 Management Business Trust

By:                                              By:
    ----------------------------------------         -------------------------
Name:    William E. Dodge                        Name:    David K. Downes
Title:   President                               Title:   President

ACKNOWLEDGED:

LINCOLN NATIONAL SPECIAL OPPORTUNITIES
FUND, INC.

By:
    ----------------------------------------
Name:    Kelly D. Clevenger
Title:   President